SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) — July 16, 2002

FIRST TENNESSEE NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

TENNESSEE	000-4491	62-0803242
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE (Address of Principal Executive Office)	38103 (Zip Code)

Registrant’s telephone number, including area code — (901) 523-4444

SIGNATURES

ITEM 5.    OTHER EVENTS and Regulation FD Disclosure

First Tennessee National Corporation (“Corporation”) issued a press release announcing that J. Kenneth Glass, President and Chief Operating Officer of the Corporation and its principal subsidiary, First Tennessee Bank National Association (“Bank”), was appointed Chief Executive Officer of the Corporation and the Bank by their respective Boards of Directors at a meeting on July 16, 2002. Ralph Horn will continue as Chairman of the Board of the Corporation and the Bank.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TENNESSEE NATIONAL CORPORATION

Date: July 17, 2002	By:	/s/ Elbert L. Thomas, Jr.

Name: Elbert L. Thomas, Jr.
Title: Executive Vice President and Chief Financial Officer

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